Exhibit 10.46

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment” is entered into as of February 28, 2003 (the “Effective Date”) between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and EXELIXIS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord and Tenant are parties to a Lease dated as of May 24, 2001 (the “Lease”), covering the building commonly known as 240 East Grand Avenue, South San Francisco, California (the “Premises”) in the Britannia Pointe Grand Business Park. Terms used in this First Amendment as defined terms but not actually defined herein shall have the meanings assigned to such terms in the Lease.

B. The Premises have heretofore been leased by Rigel Pharmaceuticals, Inc. (formerly known as Rigel, Inc.), a Delaware corporation (“Rigel”), pursuant to a Build-to-Suit Lease dated June 2, 1998 between Landlord and Rigel (the “Rigel Lease”). Landlord and Rigel are parties to a Lease Termination Agreement dated as of May 16, 2001 (the “Rigel Lease Termination Agreement”), providing for the termination of the Rigel Lease and surrender of the Premises by Rigel at the time and under the circumstances set forth in the Rigel Lease Termination Agreement. The Lease provides for Tenant’s occupancy of the Premises to commence upon surrender of the Premises by Rigel and completion of certain Landlord’s Work as set forth in Section 2.3(a) of the Lease. The “Surrender Date” under the Rigel Lease Termination Agreement has occurred on and as of February 28, 2003 with respect to all of the Premises other than the Holdover Space as defined below.

C. Landlord has advised Tenant that Rigel will be unable to complete, by the Surrender Date as determined under the Rigel Lease Termination Agreement, the cleanup and decommissioning of certain portions of the Premises in which Rigel used or stored radioactive materials during the term of the Rigel Lease, and that Rigel will therefore be unable to surrender (and Tenant will be unable to occupy) such portions as of the Commencement Date under the Lease. The portions of the Premises affected by this issue consist of Rooms 172,175 and 180 on the first floor of the Premises as depicted on Exhibit A attached hereto and incorporated herein by this reference (collectively, the “Holdover Space”). Landlord and Tenant have agreed that the aggregate square footage of the Holdover Space is 1,014 square feet (264, 150 and 600 sq. feet for Rooms 172,175 and 180, respectively). Landlord, Tenant and Rigel (by separate agreement) have agreed that Rigel shall be permitted to retain access to and control of the Holdover Space, in accordance with the provisions of this First Amendment and of a First Amendment to the Rigel Lease Termination Agreement executed substantially concurrently herewith, in order to complete the cleanup and decommissioning of the Holdover Space, but Landlord and Tenant also intend that Tenant shall take possession of all of the Premises other than the Holdover Space as of the Commencement Date under the Lease (determined without reference to the temporary unavailability of the Holdover Space), subject to the provisions of this First Amendment.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows, effective as of the Effective Date:

1. Delayed Occupancy of Holdover Space. Tenant shall occupy and become responsible for all of the Premises other than the Holdover Space as of the Commencement Date under the Lease (determined without reference to the temporary unavailability of the Holdover Space), but shall not take occupancy of or become responsible for the Holdover Space at that time. Until the occurrence of the “Decommissioning Completion Date” under the Rigel Lease Termination Agreement, as amended, or until any earlier date as of which Landlord, Tenant and Rigel mutually agree in writing to a transfer of the Holdover Space to Exelixis prior to occurrence of the Decommissioning Completion Date as contemplated under the Rigel Lease Termination Agreement, Rigel shall retain possession of the Holdover Space and the definition of the Premises under the Lease shall be deemed to exclude the Holdover Space. Upon final surrender of the Holdover Space by Rigel, Landlord shall promptly and diligently complete any of Landlord’s Work applicable to the Holdover Space and shall then tender possession of the Holdover Space to Tenant, at which time the Holdover Space shall be deemed added to the Premises under the Lease for all purposes. Landlord and Tenant agree that the Commencement Date under the Lease shall occur as of March 1, 2003 and the Rent Commencement Date under the Lease shall occur as of March 16, 2003 as to all of the Premises other than the Holdover Space.

2. Rental and Other Terms Related to Delayed Occupancy of Holdover Space. Notwithstanding any provisions of the Lease to the contrary:

(a) During the period from the Rent Commencement Date under the Lease until the date the Holdover Space is added to the Premises pursuant to Paragraph 1 above (the “Holdover Period”), Tenant’s obligations with respect to rent and Operating Expenses under the Lease shall be reduced by an amount equal to the respective rates per square foot applicable under the Lease from time to time, multiplied by the square footage of the Holdover Space as set forth above, and prorated on a daily basis for any period less than a full month. The rental rate in effect under the Lease as of the Rent Commencement Date is $4.25 per square foot per month ($4,309.50 per month for the entire Holdover Space), and Landlord has advised Tenant that the Operating Expenses rate in effect for 2003 under the Lease as of the Rent Commencement Date will be $0.63836 per square foot per month ($647.30 per month for the entire Holdover Space).

(b) During the Holdover Period, and until the Decommissioning Completion Date if the Holdover Period ends prior to the Decommissioning Completion Date, Rigel and its agents, employees and contractors shall have a license to use the entrances, hallways, staircases and elevators of the Premises for access to the Holdover Space and for completion of certain required repairs as described in Exhibit B to the First Amendment to the Rigel Lease Termination Agreement. In exercising such access rights, (i) Rigel shall be required to use, and to cause its agents, employees and contractors to use, reasonable efforts to minimize any interference with or inconvenience to Tenant in its use of the balance of the Premises under the Lease, (ii) Tenant shall use, and shall cause its agents, employees and contractors to use, reasonable efforts to minimize any interference with Rigel in Rigel’s access to and cleanup and decommissioning of the Holdover Space, and (iii) Rigel shall be required to comply, and to cause its agents, employees and consultants to comply, with any and all restrictions and requirements reasonably imposed by Tenant by written notice to Rigel (such as, but not limited to, any security measures reasonably imposed by Tenant). During the Holdover Period, the Holdover Space shall remain locked and unoccupied by anyone other than Rigel and its agents, employees and contractors, except that Landlord and Tenant shall both be permitted to have keys and to have access to the Holdover Space in the event of emergency (and shall use reasonable efforts to notify Rigel prior to exercising such emergency access rights to the extent the circumstances reasonably permit).

(c) During the Holdover Period, since utilities to the Holdover Space will not be separately metered, Rigel shall be required to pay to Tenant, upon written demand by Tenant from time to time, an amount reasonably determined by Tenant to represent an appropriate allocation of utility costs to the Holdover Space (based on the overall utility costs to Tenant for the Premises and the estimated proportional consumption of utilities by Tenant and Rigel, respectively).

(d) During the Holdover Period, Tenant’s commercial general liability insurance under Section 12.1(a) of the Lease shall name Rigel as an additional insured, in addition to the other parties required to be so named under the provisions of such Section 12.1(a), and Rigel shall be required to name Tenant as an additional insured under the commercial general liability insurance carried by Rigel with respect to the Holdover Space pursuant to the corresponding provisions of the Rigel Lease.

(e) During the Holdover Period, Tenant’s indemnification obligations under Sections 11.6(b)(viii) and 12.6(a) of the Lease shall be construed to include Rigel and its shareholders, officers, directors, agents and employees as additional indemnified parties, in addition to the other parties expressly so indemnified under the provisions of such Sections, and Rigel shall be required to include Tenant and its shareholders, officers, directors, agents and employees as additional indemnified parties under the corresponding provisions of the Rigel Lease as it relates to the Holdover Space.

(f) During the Holdover Period, the waiver of claims and subrogation rights by Tenant under Section 12.4 of the Lease shall be construed to benefit Rigel as well as Landlord, provided that Rigel agrees (by separate agreement) to a reciprocal waiver of claims and subrogation rights in favor of Tenant.

3. Rigel as Third Party Beneficiary. Rigel is an intended third party beneficiary of the provisions of this First Amendment as they relate to Rigel, and shall be entitled to enforce such provisions and receive the benefit thereof as if Rigel were itself a party to this First Amendment.

4. Execution and Delivery. This First Amendment may be executed in one or more counterparts and by separate parties on separate counterparts, effective when each party has executed at least one such counterpart or separate counterpart, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

5. Full Force and Effect. Except as expressly set forth herein, the Lease has not been modified or amended and remains in full force and effect.

[rest of page intentionally left blank]

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first set forth above.

“Landlord”			“Tenant”

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership			EXELIXIS, INC., a Delaware corporation

By:	Britannia Pointe Grand, LLC, a California limited liability company, Its General Partner		By:
Its:

	By:	/s/ T. J. Bristow	By:
		T. J. Bristow, Manager	Its:

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first set forth above.

“Landlord”			“Tenant”

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership			EXELIXIS, INC., a Delaware corporation

By:	Britannia Pointe Grand, LLC, a California limited liability company, Its General Partner		By:	/s/ Glen Y. Sato
			Its:	CFO

	By:		By:	/s/ George A. Stangos
		T. J. Bristow, Manager	Its:	CEO

EXHIBIT A

[see attached diagram depicting Holdover Space]

EXHIBIT A